Exhibit 99.1

Digital Homeownership Platform Better Announces

up to $1.5 Billion in Bridge Financing and

Convertible Notes with Aurora Acquisition Corp.,

Novator Capital (Aurora Sponsor), and SoftBank;

Company to Accelerate Transformation of the

Homeownership Experience

Better has funded more than $45 billion in loan volume to date and has grown market share nearly 100% since 2020

New agreement amends previous transaction terms to consist of a $1.5 billion all-primary transaction, half of which is funded immediately

Better, Aurora, and SoftBank work together toward public listing as soon as SEC registration and regulatory approvals are complete

NEW YORK—(BUSINESS WIRE)—Better HoldCo, Inc. (“Better” or the “Company”), one of the fastest-growing digital homeownership platforms in the world, and Aurora Acquisition Corp. (NASDAQ: AURC) (“Aurora”), a special purpose acquisition company, who on May 11, 2021 announced a definitive merger agreement that would transform Better into a publicly-listed company, today announce an amended agreement that provides Better with immediate capital to fortify its balance sheet and accelerate the growth of its business. Aurora and SoftBank remain committed to their long-term partnership with Better and are working towards completion of the business combination in a timely manner. The amendments to the transaction do not change the implied equity value for Better of approximately $6.9 billion.

The details of the revised transaction are as follows:

•

The new agreements replace the previous up to $1.78 billion of financing from Aurora and SB Northstar LP, a fund managed by SB Management, a subsidiary of SoftBank Group Corp., ($1.5 billion PIPE and $278 million backstop of Aurora’s trust account share redemptions) of which $950 million of such financing proceeds would have been used to purchase shares from existing Better stockholders, with a $1.5 billion transaction in which all proceeds go directly to Better’s balance sheet (i.e., no secondary purchase from existing Better shareholders) to accelerate growth as the mortgage industry undergoes radical transformation.

•

The $1.5 billion transaction comprises a $750 million bridge note funded immediately that converts into common equity at closing of Better’s merger with Aurora, and an additional commitment by Aurora’s sponsor and SoftBank to fund up to a $750 million (less amounts remaining in Aurora’s trust account after redemptions) convertible note at Better’s option within 45 days after closing of Better’s merger with Aurora. The transaction adds onto SoftBank Vision Fund 2’s original $500 million investment in Better, in which it purchased shares from existing Better stockholders in April 2021.

•	With the $750 million bridge financing, Better will have over $1 billion of cash and cash equivalents on its balance sheet.

•	Both parties remain committed to their long-term partnership with Better and are supportive of increased capital to Better’s balance sheet.

•

Given the new capital to Better is now up to $1.5 billion, which is fully committed by SoftBank and Novator Capital in the same ratios as their previous PIPE commitments, the redemption backstop of Novator Capital for shareholder redemptions from Aurora’s trust account has been terminated.

“At Better, we put the customer at the absolute center of everything we do,” said Better CEO, Vishal Garg. “And that focus has enabled us to double our market share over the past 12 months while many in the industry have stayed in place, or, more recently, retrenched. The next two years are going to be a time of massive change in the US real estate market. The COVID bump that helped sustain legacy players in the industry over the past 18 months is fading and we expect a large number of our competitors to scale back their automation and vertical integration efforts. This is exactly the time for us to lean in and accelerate our customer-focused product innovation, and grow our B2B business, which we believe provides us with greater defensibility in a tougher mortgage market. The incremental $750 million of capital in the form of a commitment to fund a convertible note, on top of the $750 million of cash coming immediately to the balance sheet, will help us to do exactly that.”

Prabhu Narasimhan, Chief Investment Officer of Aurora, who will join the board of directors of Better Home & Finance Holding Company as a director following the closing of the business combination, said: “We are pleased to accelerate the capitalization of Better’s balance sheet so they can take immediate advantage of the opportunities ahead of them.”

About Better

Founded in 2016, Better is a digital-first homeownership company whose services include mortgage, real estate, title, and homeowners insurance. From its founding in 2016 through mid-2021, Better funded over $45B in home loans and provided over $25B in cumulative coverage through Better Cover and Better Settlement Services, the insurance divisions of Better. Better has raised over $400M in equity capital since inception. The company was ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, as well as being listed to Forbes FinTech 50 for 2020. For more information, follow @betterdotcom.

About Aurora Acquisition Corp.

Aurora Acquisition Corp. is a newly formed blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Thor Björgólfsson as its Chairman, Arnaud Massenet as its Chief Executive Officer, and Prabhu Narasimhan as its Chief Investment Officer.

Through its philosophy of “founders investing in Founders”, Aurora looks to empower strong management teams and make long term investments in companies poised for sustained success. Aurora is sponsored by Novator Capital. Additional information regarding Aurora Capital may be found at: https://aurora-acquisition.com/.

Important Information for Investors and Shareholders

This communication relates to a proposed transaction between Aurora and Better (the “Business Combination”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Aurora has filed with the U.S. Securities and Exchange Commission (“SEC”), a registration statement on Form S-4, which includes a preliminary proxy statement/prospectus in connection with the proposed transaction. A definitive proxy statement/prospectus will be sent to all Aurora shareholders. Aurora also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Aurora are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Neither the SEC nor any securities commission or any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Business Combination or information included herein.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Aurora through the website maintained by the SEC at www.sec.gov. The documents filed by Aurora with the SEC also may be obtained free of charge at Aurora’s website at https://aurora-acquisition.com/ or upon written request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s registration statement on Form S-4, which was initially filed with the SEC on August 3, 2021, and has been subsequently amended, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Better and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Aurora in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business combination is contained in the registration statement.

Forwarding Looking Statements

This communication only speaks at the date hereof and contains, and related discussions may contain, “forward- looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of Aurora, Better or their respective officers with respect to the consolidated results of operations and financial condition, future events and plans of Aurora and Better. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond Aurora’s and Better’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Better is experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, Better’s performance, capabilities, strategy, and outlook; our expectations regarding the sustainability of Better’s rapid growth and its ability to manage its growth effectively; the demand for Better’s solutions and products and services, including the size of Better’s addressable market, market share, and market trends; Better’s ability to operate under and maintain Better’s business model; Better’s ability to develop and protect its brand; our expectations regarding financial performance including Better’s operational and financial targets; our estimates regarding expenses, future revenue, capital requirements and Better’s need for additional financing; the degree of business and financial risk associated with certain of Better’s loans; the high volatility in, or any inaccuracies in the estimates of, the value of Better’s assets; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies and the effects of the ongoing COVID-19 pandemic; Better’s expectations regarding the impact of the COVID-19 pandemic on Better’s business including on the volume of consumers refinancing existing loans, Better’s ability to produce loans, liquidity and employees; Better’s competitive position; Better’s ability to improve and expand its information technology and financial infrastructure, security and compliance requirements and operating and administrative systems; Better’s future investments in its technology and operations; Better’s intellectual property position, including its ability to maintain, protect and enhance Better’s intellectual property; the need to hire additional personnel and Better’s ability to attract and retain such personnel; Better’s ability to obtain additional capital and maintain cash flow or obtain adequate financing or financing on terms satisfactory to us; the effects of Better’s existing and future indebtedness on its liquidity and Better’s ability to operate our business; our expectations concerning relationships with third parties; Better’s plans to adopt the secured overnight financing rate (“SOFR”); the impact of laws and regulations and Better’s ability to comply with such laws and regulations including laws and regulations relating to fair lending, real estate brokerage matters, title and settlement services, consumer protection, advertising, tax, title insurance, loan production and servicing activities, data privacy, and anti-corruption; any changes in certain U.S. government-sponsored entities and government agencies, including Fannie Mae, Freddie Mac, Ginnie Mae and the FHA; Aurora’s expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and Better’s anticipated use of existing resources and the proceeds from the Business Combination.

There may be other risks not presently known to us or that we presently believe are not material that could also cause actual results to differ materially. Analysis and opinions contained in this communication may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this communication, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this report will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and, Aurora and Better each disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Media Contact:

comms@better.com

Investor Contact:

BetterIR@icrinc.com